CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Hartford Funds Exchange-Traded Trust of our report dated December 23, 2025, relating to the financial statements and financial highlights of Hartford Hybrid and Credit Opportunities Fund (formerly, Hartford Low Duration High Income Fund), which appears in The Hartford Mutual Funds, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “General Information - Independent Registered Public Accounting Firm”, “Financial Highlights” and “Appendix A: Form of Agreement and Plan of Reorganization” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectus dated February 27, 2026, as supplemented April 29, 2026, May 22, 2026, June 3, 2026 and August 6, 2026, and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated February 27, 2026, as supplemented February 27, 2026, April 30, 2026, June 24, 2026 and July 31, 2026, for Hartford Hybrid and Credit Opportunities Fund, which is also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 11, 2026